UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2011

____________________________

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06904-2212

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2011 Annual Meeting of Stockholders of Gartner, Inc. was held on June 2, 2011. With respect to the five (5) proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of Directors to a one year term:

Name	For	Against	Abstain	Broker Non-Votes
Michael J. Bingle	89,324,194	98,293	4,811	3,997,120
Richard J. Bressler	88,618,870	803,510	4,918	3,997,120
Karen E. Dykstra	89,370,198	52,478	4,622	3,997,120
Russell P. Fradin	89,379,434	42,892	4,972	3,997,120
Anne Sutherland Fuchs	89,185,850	236,549	4,899	3,997,120
William O. Grabe	89,182,691	239,841	4,766	3,997,120
Eugene A. Hall	89,380,732	41,990	4,576	3,997,120
Stephen G. Pagliuca	89,323,319	99,254	4,725	3,997,120
James C. Smith	89,380,080	43,047	4,171	3,997,120
Jeffrey W. Ubben	89,363,554	59,885	3,859	3,997,120

Proposal 2 – Advisory Vote to Approve Executive Compensation:

Votes For	88,424,915
Votes Against	942,113
Abstentions	60,270
Broker Non-Votes	3,997,120

Proposal 3 – Advisory Vote with respect to future Advisory Votes to Approve Executive Compensation:

Every year	59,229,750
Every two years	454,704
Every three years	29,729,834
Abstentions	13,010
Broker Non-Votes	3,997,120

Proposal 4 – Approve 2011 Employee Stock Purchase Plan:

Votes For	89,273,473
Votes Against	147,896
Abstentions	5,929
Broker Non-Votes	3,997,120

Proposal 5 - Ratify Selection of KPMG LLP as independent registered public accounting firm for fiscal 2011:

Votes For	93,109,608
Votes Against	293,113
Abstentions	21,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 2, 2011	By:	/s/ Christopher J. Lafond
Christopher J. Lafond Executive Vice President, Chief Financial Officer